Exhibit 24.1
POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Matthew P. Lawlor and Catherine A. Graham as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2006.

Signature	Title	Date
/s/ Matthew P. Lawlor
Matthew P. Lawlor	Chairman and Chief Executive Officer (Principal Executive Officer)	October 26 , 2006

/s/ Catherine A. Graham
Catherine A. Graham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2006

/s/ William H. Washecka William H. Washecka	Director	October 26 , 2006

/s/ Joseph J. Spalluto	Director	October 26 , 2006
Joseph J. Spalluto

/s/ Stephen S. Cole Stephen S. Cole	Director	October 26 , 2006

/s/ Ervin R. Shames Ervin R. Shames	Director	October 26 , 2006

/s/ Edmund E. Furash Edmund E. Furash	Director	October 26, 2006

/s/ Barry D. Wessler Barry D. Wessler	Director	October 26 , 2006

/s/ Michael H. Heath Michael H. Heath	Director	October 26 , 2006

/s/ Steven C. Chang Steven C. Chang	Director	October 26 , 2006